HANCOCK HOLDING COMPANY

DIRECTORS DEFERRED COMPENSATION PLAN

                                              HANCOCK HOLDING COMPANY
                                        DIRECTORS DEFERRED COMPENSATION PLAN

                                                       INDEX

ARTICLE VII - MAINTENANCE AND INVESTMENT OF DEFERRED BENEFIT

HANCOCK HOLDING COMPANY
DIRECTORS DEFERRED COMPENSATION PLAN

        Hancock Holding Company, a corporation organized and existing under the laws of the State of Mississippi (the "Company"), hereby establishes the Hancock Holding Company Directors Deferred Compensation Plan (the "Plan"), effective as of January 1, 2001 (the "Effective Date").

ARTICLE I
PURPOSE

        The purpose of the Plan is to provide a means by which non-employee members of the Board of Directors of the Company and certain of its Affiliates (as defined below) can defer the receipt of fees. The Plan is intended to be an unfunded deferred compensation arrangement; in accordance with such intent, any obligation of the Company or an Affiliate to pay benefits hereunder shall be deemed to be an unsecured promise, and any right of a participant or beneficiary to enforce such obligation shall be solely as a general creditor of the Company or its Affiliate.

ARTICLE II
DEFINITIONS

        2.1         Affiliate means any corporation or other form of entity of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests, provided that such entity is designated by the Committee as a participating entity hereunder.

        2.2         Beneficiary means the person, persons, entity or entities designated by a Participant to receive death benefits hereunder.

        2.3         Benefit Commencement Date means the date on which the payment of a Participant's service benefit is paid or first commences. Such date shall be designated by each Participant on Schedule A.

         2.4         Board or Board of Directors means the Board of Directors of the Company.

        2.5          Change in Control means and shall be deemed to have occurred in accordance with Section 12(b) of the Hancock Holding Company 1996 Long-Term Incentive Plan, as amended from time to time, or in accordance with the provisions of any successor thereto.

        2.6          Committee means the members of the Compensation Committee of the Board of Directors of the Company.

        2.7          Common Stock means $3.33 par value voting common stock issued by the Company.

        2.8          Common Stock Credits means units representing shares of Common Stock.

        2.9          Deferral Election means an election by an Eligible Director to defer Fees, which election shall be made, in writing, in accordance with the provisions of Article VI hereof.

        2.10          Deferred Benefit Account means an account maintained on the books of the Company with respect to a Participant hereunder.

        2.11          Determination Date means the Annual Determination Date and such other dates as may be designated by the Committee, from time to time. Annual Determination Date means the last day of the Plan Year.

        2.12          Eligible Director means an individual, other than a common-law employee of the Company or an Affiliate, who serves as a member of the Board of Directors of the Company or as an advisory member of the Board of Directors of an Affiliate, provided that such Affiliate is designated by the Committee as a participating Affiliate hereunder.

        2.13          Fair Market Value means, with respect to Common Stock, the mean of the bid and asked prices of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System National Market System (NasdaqNM) or other exchange on which Common Stock is regularly traded as of the date specified herein. If no Common Stock is traded on such date, then Fair Market Value shall be the mean of the closing bid and asked prices on the date Common Stock last traded on such system or exchange. If Common Stock is not regularly traded, then Fair Market Value shall be the value of Common Stock determined by the Committee in accordance with generally accepted methods of valuation.

        With respect to other property, Fair Market Value shall be determined in the discretion of the Committee, utilizing generally recognized valuation principals, which may include pricing services (including brokers, dealers and market makers and similar information).

        2.14          Fees means the compensation paid by the Company or an Affiliate to each Eligible Director for his or her service as a member of the Board of Directors (or an advisory member of the Board of Directors of an Affiliate), for service on certain committees thereof, and for any bonuses earned or other compensation paid as a director, whether payable in the form of cash or Common Stock.

        2.15          Participant means an Eligible Director who is designated in accordance with Article IV hereof and who elects to participate in the Plan through execution of a Deferral Election in accordance with Section 2.18 hereof.

        2.16          Plan means this Hancock Holding Company Directors Deferred Compensation Plan, as amended from time to time.

        2.17          Plan Year means the 12-month period beginning each January 1st and ending each December 31st.

        2.18          Schedule A means a written schedule which provides for (a) the deferral of a Participant's Fees, (b) the designation of a Benefit Commencement Date, and (c) the election of the form of benefit payment. The terms of any such Schedule A are incorporated in this Plan by this reference.

        2.19          Other Definitions. The following terms shall have the meanings ascribed below: "Affected Director" and "Exchange Act" are defined in Section 7.8 hereof; "Financial Hardship" is defined in Section 10.1 hereof; "Adverse Determination" is defined in Section 10.2 hereof; and "Disabled or Disability" is defined in Section 10.4 hereof.

ARTICLE III
RESERVATION OF SHARES

        3.1          Number and Type of Shares. Subject to adjustment as provided in Section 3.3 hereof, no more than 100,000 shares of Common Stock shall be issued hereunder. Except as provided in Section 3.2 hereof, the number of shares available for transfer, issuance or other payment under the Plan shall be reduced by the number of shares actually transferred, issued or paid hereunder. Common Stock issued under the Plan may be authorized and unissued shares, issued shares held as treasury shares, shares acquired on the open market or through private purchase; provided, however, if shareholder approval of the Plan is not obtained, Common Stock shall be issued solely from treasury shares.

        3.2          Cancellation. Shares of Common Stock that are exchanged for other forms of compensation hereunder shall again be available for issuance under the Plan.

        3.3          Adjustment. In the event of any merger, consolidation or reorganization of the Company with another entity, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction.

        In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock.

ARTICLE IV
ELIGIBILITY AND PARTICIPATION

        Participants hereunder shall be Eligible Directors of the Company and Eligible Directors of an Affiliate, provided the Committee has designated such Affiliate as a participating Affiliate hereunder. The Affiliates designated on Exhibit A (attached hereto) are the initial participating Affiliates. The Committee shall notify each Eligible Director of his or her eligibility to participate in this Plan. Participation shall commence upon the execution of a Schedule A or similar agreement as provided herein.

ARTICLE V
FEES

        5.1          Stock in Lieu of Fees. Each Eligible Director shall be entitled to elect to receive all or a portion of his or her Fees in the form of Common Stock, instead of in cash. Such election shall be made, in writing, and shall be effective (a) as of the first day of the Plan Year following the date on which such election is received and accepted by the Committee, or (b) with respect to initial participation hereunder, for Fees payable for services rendered after such election is received and accepted by the Committee, provided such election is received not later than 30 days after such participation commences. An election shall remain in effect until it is modified or revoked, such modification or revocation to be effective as of the first day of the Plan Year following the date it is received and accepted by the Committee.

        The number of shares issued to the Eligible Director shall equal the quotient of:

        a.      The amount of Fees that the Eligible Director elects to receive in the form of Common                 Stock; divided by

        b.     The Fair Market Value of Common Stock, determined as of the first business day following                 the meeting with respect to which the Fees are paid or payable.

         5.2          Certification. Certificates representing shares of Common Stock issued under this Article V shall be issued at least as frequently as each Annual Determination Date.

ARTICLE VI
DEFERRAL ELECTIONS

        6.1          Deferrals. An Eligible Director may elect, by execution and delivery of Schedule A, to defer all or a portion of his or her Fees as follows:

        a.       Deferral Election.  On or before December 31st of any Plan Year; such election shall be effective with respect to Fees payable for services performed during the following Plan Year;

        b.       Newly Eligible Directors.  During the 30-day period immediately following receipt of initial notice from the Committee in accordance with Article IV hereof; such election shall be effective with respect to Fees payable for services performed after such election is received and accepted by the Committee; or

         c.       Initial Plan Year.  On or before January 31, 2001; such election shall be effective with respect to Fees payable for services performed after such election is received and accepted by the Committee, but not earlier than February 1, 2001.

An election to defer Fees hereunder shall be made, in writing, and shall be irrevocable during the Plan Year with respect to which the election relates or such longer period as may be designated by the Committee. An election hereunder shall remain in effect until it is revoked or modified.

      The Committee, in its discretion, may limit the amount of Fees subject to deferral hereunder, may prescribe a minimum deferral amount, or adopt such additional procedures, as the Committee deems necessary or appropriate. The Committee shall notify all affected Participants, in writing, of any such limitations. Any such procedures, conditions, limitations or designations shall be effective as of the January 1st which coincides with or immediately follows the date on which notice is provided to each Participant hereunder or at such other time as the Committee may designate.

        6.2          Establishment of Deferred Benefit Account. The Company shall establish and maintain a Deferred Benefit Account for the benefit of each Participant, which shall be credited with an Eligible Director's Fees deferred hereunder. A Deferred Benefit Account may be administered as one or more subaccounts to facilitate (a) a particular method of crediting income, gain or losses, (b) the administration of Common Stock Credits and dividend equivalent units, or (c) for such other purpose as the Committee may deem necessary or appropriate.

        6.3          Allocation of Fees. Fees deferred hereunder shall be credited to each Participant's Deferred Benefit Account and deemed invested in accordance with the provisions of Article VII hereof not later than 30 days following the last day of the calendar month in which such Fees were otherwise payable to Participant hereunder.

ARTICLE VII
MAINTENANCE AND INVESTMENT OF DEFERRED BENEFIT ACCOUNTS

        7.1          Status of Account. A Deferred Benefit Account established hereunder shall be by bookkeeping entry only. The establishment and maintenance of any such account shall not be deemed to create a trust or other form of fiduciary relationship between the Company (or an Affiliate) and any Participant or Beneficiary or otherwise create, for the benefit of any Participant or Beneficiary, an ownership interest in or expectation of any specific asset of the Company (or of an Affiliate).

        7.2          Investment Policy. The Committee shall establish an investment policy with respect to amounts credited to Deferred Benefit Accounts maintained hereunder, in the form of Exhibit B hereto. Such policy may provide for the investment of such accounts or permit investment in accordance with the specifications of each Participant or Beneficiary or for a combination thereof. Such determination shall be made in the sole discretion of the Committee and need not be uniform as to all accounts maintained hereunder. If the Committee determines that the accounts shall be aggregated for investment purposes, the Committee, in its discretion, shall direct the manner in which gain or loss is determined hereunder. If the Committee permits Participants to provide investment specifications with respect to Deferred Benefit Accounts, such specifications shall comply with the provisions of Section 7.4 hereof.

        7.3          Investment Specifications. Investment specifications by a Participant hereunder shall be deemed to be advisory only and shall not bind the Company, an Affiliate or the Committee to acquire any specific property or to invest the assets of any trust established in connection with this

Plan in accordance therewith. Such specifications shall relate to investment in the types of property, including open or closed end mutual funds, common or collective funds or other pooled or collective accounts, as may be designated, from time to time, by the Committee. The Committee shall adopt rules governing investment specifications hereunder, including, without limitation (a) the increments in which such specifications shall be expressed, (b) the times at which changes can be made, (c) distinctions between the investment of prospective contributions and existing account balances, and (d) such other procedures as the Committee may determine are necessary or appropriate. Such procedures need not be uniform as to all Participants.

      If a Participant ceases to be an Eligible Director of the Company or an Affiliate for any reason, the Committee, in its sole discretion, may direct that gain or loss credited to such Participant's Deferred Benefit Account be determined with respect to one or more investments designated by the Committee or may permit such Participant or Beneficiary to continue to specify the investments in which his or her accounts is deemed to be invested. Such determination shall be made in the sole discretion of the Committee and need not be uniform as to all Participants.

        7.4          Common Stock Credits. The following rules shall apply to Common Stock Credits hereunder:

     a.  The number of Common Stock Credits allocated to a Participant’s Deferred Benefit Account shall be based upon the
         Fair Market Value of Common Stock as of the date determined in accordance with Section 6.3 hereof.

     b.  Prior to the distribution of Common Stock hereunder, a Participant shall not be entitled to vote or have any other rights as a shareholder with respect to amounts deemed invested in Common Stock Credits.

     c.  Notwithstanding any provision of the Plan to the contrary, amounts deemed invested in Common Stock Credits shall be distributed or withdrawn in the form of Common Stock, with cash distributed in lieu of a fractional share.

      An amount equal to dividends payable with respect to Common Stock represented by the Common Stock Credits allocated to a Participant's Deferred Benefit Account shall be credited to such account and deemed automatically reinvested in additional Common Stock Credits not later than the last day of the calendar month following the applicable dividend payment date.

        7.5          Accounting. At least as frequently as each Annual Determination Date Participant's Deferred Benefit Account shall be adjusted as follows:

     a.  Interest, gain or loss, including, without limitation, dividend equivalent units, shall be credited (or charged) to the
         Participant’s Deferred Benefit Account for the period since the immediately preceding Determination Date.

     b.   The Participant's Deferred Benefit Account shall be reduced by any payment or other form of distribution or transfer made since the immediately preceding Determination Date.

The Committee (or its designee) shall adopt such recordkeeping rules and procedures as are reasonably necessary to implement the provisions of this Section 7.5

        7.6          Valuation Notice. At least as frequently as each Annual Determination Date, the Committee shall furnish each Participant with a valuation notice which includes the amounts credited to the Participant's Deferred Benefit Account and the earnings, gains or losses allocated to such account since the immediately preceding Determination Date.

        7.7          Investment Limitations for Affected Directors. The term "Affected Director" shall mean an Eligible Director who is described in Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). An Affected Director shall be entitled to modify his or her investment specifications in accordance with Section 7.4 and Exhibit B hereto with respect to transfers into or out of Common Stock Credits, provided that he or she obtains the prior consent of the Committee (or its designee), which consent may be withheld for any period deemed necessary to comply with Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VIII
SERVICE BENEFITS

         8.1      Manner of Payment.  A service benefit shall be payable in accordance with the
Participant's election on Schedule A in the form of:

         a.       Substantially equal annual installment payments for a period designated by such
                  Participant, but not in excess of ten consecutive years; or

         b.       A single-sum payment.

If no election is received
by the Committee, or if a Participant’s election cannot be administered, such Participant’s service benefit shall be distributed in the form of a single-sum payment.

         8.2      Form of Payment.  If the Committee directs that a Participant's deferrals hereunder shall be deemed invested in Common Stock Credits or if a Participant directs investment in Common
Stock Credits, then any distribution with respect to such deferrals shall be made in the form of
Common Stock, with cash distributed in lieu of a fractional share.  Distributions with respect to deferrals deemed invested in mutual or similar pooled funds shall be distributed in cash.

         8.3      Amount of Service Benefits.  The amount of a Participant's service benefit hereunder shall equal the amount credited to such Participant's Deferred Benefit Account, determined in accordance with the following rules:

         a.       If such benefit is paid in the form of a single-sum, such benefit shall equal the amount credited to such Participant's Deferred Benefit Account as of the

                  Determination Date that corresponds to or immediately follows such Participant’s Benefit
                  Commencement Date.

         b.       If such benefit is paid in the form of installments, the amount of each annual installment shall equal the value of the Participant’s Deferred Benefit
                  Account as of the Annual Determination Date that coincides with or immediately precedes the payment date multiplied by a fraction (i) the numerator of which is one, and (ii) the denominator of which is the number of annual installments remaining to be paid pursuant to the Participant’s election. The portion of such Participant’s Deferred Benefit Account deemed invested in Common Stock
                  Credits, if any, shall be distributed first; thereafter, the remaining investments of such Participant’s Deferred Benefit Account shall be liquidated pro rata and distributed. During any installment payment period, a
                  Participant’s Deferred Benefit Account shall be credited with income, gain or loss in accordance with the provisions of Article VII hereof.

         8.4      Time of Payment.  A Participant's service benefit shall be payable (or payments shall commence) as soon as administratively feasible after each Participant's Benefit Commencement
Date.  Thereafter, if a Participant's service benefit is payable in the form of annual installments, each remaining installment shall be paid on or before April 1st.

         8.5      Single-Sum Payment.  If the value of a Participant's Accounts is $25,000 or less as of his or her Benefit Commencement Date, then notwithstanding any provision of this Plan to the contrary, the Committee shall distribute such amount to the Participant in the form of an immediate single-sum payment as of such date.  No additional benefit shall be payable with respect to such
Participant.

         8.6      Schedule A.  Each Participant shall execute a Schedule A at the time his or her participation hereunder commences.  The terms of such Schedule A shall apply to the aggregate amount credited to the Participant's Deferred Benefit Account, without regard to any subaccounts established thereunder.  Each Participant shall be entitled to modify his or her Schedule A, from time to time, with respect to the designation of a Benefit Commencement Date or the manner in which his or her service benefit is distributed hereunder; provided, however, that any such modification shall be effective only if received and accepted by the Committee at least 18 months prior to the cessation of his or her service on the Board of Directors of the Company and all Affiliates.

ARTICLE IX
DEATH BENEFITS

         9.1      Beneficiary Designation.  A Participant shall be entitled to designate one or more
Beneficiaries on forms provided by the Committee.   Any such designation may be modified by
delivery of a new designation to the Committee. Any designation or modification shall be effective upon its receipt and acceptance by the Committee.  If a Participant fails to designate a Beneficiary or if a Participant's designation cannot be administered, the Participant's estate shall be deemed his or her Beneficiary hereunder.

         9.2      Participant's Death Before Benefit Commencement Date.  If a Participant dies before his or her Benefit Commencement Date, the Participant's Beneficiary shall be paid a death benefit in the form of five substantially equal installment payments, commencing as soon as practicable after the Annual Determination Date following the date of the Participant's death.  The amount of the death benefit shall equal the amount of the Participant's Deferred Benefit Account, determined as of the Annual Determination Date that coincides with or immediately precedes the date of distribution.

         The amount of each annual installment shall equal the value of the deceased Participant's
Deferred Benefit Account as of the Annual Determination Date that coincides with or immediately precedes payment, multiplied by a fraction (a) the numerator of which is one, and (b) the denominator of which is the number of annual installments remaining to be paid.  The portion of such account deemed invested in Common Stock Credits shall be distributed first; thereafter, the remaining investments of such account shall be liquidated pro rata and distributed.  During the installment period, the deceased Participant's Deferred Benefit Account shall be credited with income, gain or loss in accordance with the provisions of Article VII hereof.

         9.3      Participant's Death After Benefit Commencement Date.  If a Participant dies after his or her Benefit Commencement Date, the Company shall pay to the Participant's Beneficiary the remaining benefit, if any, that would otherwise be payable to the deceased Participant, determined in accordance with the terms of his or her Schedule A.

         9.4      Death of Beneficiary.  In the event of the death of a Beneficiary, the remaining benefit to which such Beneficiary was entitled at the time of such Beneficiary's death, if any, shall be payable to the beneficiary or beneficiaries designated in writing, by such Beneficiary on a form submitted by such Beneficiary to the Committee (or such benefits shall be payable to the
Beneficiary's estate if the Beneficiary fails to designate a beneficiary or beneficiaries).

         9.5      Single-Sum Payment.  If the value of a death benefit payable hereunder is $25,000 or less, then notwithstanding any provision of this Plan to the contrary, the Committee shall distribute such amount to the Participant's Beneficiary or Beneficiaries in the form of a single-sum payment, and no additional benefit shall be payable under this Plan with respect to such Participant.

         9.6      Form of Payment.  If the Committee directs that an amount deferred hereunder shall be deemed invested in Common Stock Credits or if a Participant or Beneficiary elects investment in Common Stock Credits, then any distribution with respect to such deferral shall be made in the form of Common Stock, with cash distributed in lieu of a fractional share.  Distributions with respect to deferrals deemed invested in mutual or similar pooled funds shall be distributed in cash.

ARTICLE X
HARDSHIP WITHDRAWALS AND OTHER DISTRIBUTIONS

         10.1     Hardship Withdrawal.  If a Participant experiences a Financial Hardship, such
Participant may request the Committee to approve the withdrawal of all or a portion of his or her
Deferred Benefit Account in the form of an immediate single-sum payment, subject to the limitations set forth below.

         a.       "Financial Hardship" means the occurrence of a severe financial hardship resulting from extraordinary and unforeseeable circumstances beyond the control of a
                  Participant.

         b.       A request for withdrawal shall be made, in writing, and shall set forth the circumstances surrounding the Financial Hardship. As a condition of and part of such request, the Participant shall provide to the Committee his or her written representation that (i) the hardship cannot be relieved by insurance or other reimbursement reasonably available to the Participant, (ii) the hardship can only be relieved by liquidation of the Participant’s assets and any such liquidation would itself result in severe damage or injury to the Participant, and (iii) the Participant has no reasonable borrowing capacity to relieve the hardship. The Committee shall be entitled to request such additional information as may be reasonably required to determine whether a Financial Hardship exists and the amount of the hardship and to establish additional conditions precedent to the review or granting of a request for a withdrawal on account of a
                  Financial Hardship.

         c.       If the Committee determines that a Financial Hardship exists, the Committee may authorize the immediate distribution of an amount required to meet the financial need created by such hardship, including any taxes payable on account of such distribution.

         d.       The amount of a withdrawal on account of a Financial Hardship shall reduce the amount credited to a Participant’s Deferred Benefit Account; such account shall be reduced by an additional amount equal to 10% of the hardship distribution.

          e.      Withdrawal hereunder shall be made by the pro rata liquidation of the then current investment designations; provided, however, that Common Stock Credits shall be liquidated last.

          f.      The Committee shall require, as a condition of any withdrawal on account of a
                  Financial Hardship, that the affected Participant’s deferral election shall immediately cease. The affected Participant shall not be entitled to enter into a new election to defer Fees hereunder for the 12-month period following such withdrawal.

           g.     The Committee may establish such additional rules as may be reasonably required to administer the withdrawal of amounts under this Section 10.1. Such rules may include, but shall not be limited to, the imposition of additional conditions precedent to the withdrawal, the determination of the amount of any benefit reduction, and the disposition of any terminated deferral election under Section
                  10.1f, hereof. The determination by the Committee as to all matters pertaining to a Financial Hardship shall be final and binding upon all affected
                  Participants and Beneficiaries.

         10.2     Early Payments.  Notwithstanding any provision of this Plan to the contrary, the
Committee may direct the distribution to any Participant (or Beneficiary) in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's affected Deferred Benefit Account, if an Adverse Determination is made with respect to such
Participant.  For this purpose, the term "Adverse Determination" shall mean that, based upon
Federal tax or revenue law, a published or private ruling or similar announcement issued by the
Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction, a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves such Participant or a determination of counsel, a
Participant has or will recognize income for Federal income tax purposes with respect to any amount that is or will be payable under this Plan before it is otherwise to be paid hereunder.

         Notwithstanding the provisions of this Section 10.2, any payment on account of an adverse determination shall be made in accordance with an opinion of counsel that such payment complies with any restrictions or limitations imposed under applicable Federal or state securities laws.

         10.3     Change in Control.  Notwithstanding any provision of this Plan to the contrary, upon the occurrence of a Change in Control, the Committee shall provide each Participant with written notice of the occurrence of such change.  Each Participant may request distribution of all or a portion of his or her Deferred Benefit Account by providing written notice to the Committee, within 30 days of receipt of notice of such event, which notice shall designate the amount to be withdrawn.  Any such withdrawal shall be subject to the following rules and limitations:

         a.       Such withdrawal shall be made not later than 30 days after notice is received by the
                  Committee;

         b.       No more than one such withdrawal shall be permitted hereunder;

         c.       At the time of such withdrawal, the Participant's Deferred Benefit Account shall be reduced by the amount of the withdrawal and an additional amount equal to 10% of such withdrawal; and

         d.       Withdrawal hereunder shall be made by the pro rata liquidation of the then current investment designations; provided, however, that Common Stock Credits shall be liquidated last.

         10.4     Disability.  If a Participant becomes Disabled, he or she shall be entitled to request the withdrawal of all or a designated portion of his or her Deferred Benefit Account by providing written notice to the Committee at any time after such Disability commences.  "Disabled or
Disability" means that a Participant would be receiving benefits under the Company's (or an
Affiliate's) separate long-term disability plan, if such director were a participant therein or that such
Participant is actually receiving long-term disability benefits under a separate policy or arrangement or Social Security disability benefits.  The Committee shall determine whether a Participant is or becomes Disabled.  The Committee shall distribute the affected portion of such Participant's
Deferred Benefit Account as soon as practicable after receipt of written notice, subject to the following rules and limitations:

         a.       No more than two such withdrawals shall be permitted hereunder;

         b.       At the time of each such withdrawal, the affected Participant's Deferred Benefit
                  Account shall be reduced by the amount of such withdrawal and an additional amount equal to 10% of the distribution; and

         c.       Withdrawal hereunder shall be made by the pro rata liquidation of the then current investment designations; provided, however, that Common Stock Credits shall be liquidated last.

ARTICLE XI
PLAN ADMINISTRATION

         11.1     Powers.  The Committee shall administer this Plan and all matters related thereto.
The Committee shall have the power and authority to interpret the provisions of this Plan and shall determine all questions arising under the Plan including, without limitation, all questions concerning administration, eligibility, the determination of benefits hereunder, and the interpretation of any form or other document related to this Plan.  In addition, the Committee shall have the authority to prescribe, amend and rescind rules and administrative procedures relating to the operation of this
Plan, to instruct any trustee as to the investment of any asset held for the purposes described in
Section 13.3 hereof, and to correct any defect, supply any omission or reconcile any inconsistency in this Plan.

         Any determination by the Committee need not be uniform as to all or any Participant or
Beneficiary hereunder.  Any such determination shall be conclusive and binding on all persons.  The
Committee shall engage the services of such independent actuaries, accountants, attorneys and other administrative personnel, as it deems necessary to administer the Plan.

         11.2     Payments.  The Committee shall have the power and authority to determine the time and amount of any distribution or withdrawal hereunder.  The Committee shall direct the trustee of any trust established pursuant to Section 13.3 hereof, in writing, as to any such distribution or withdrawal.

         11.3     Delegation of Administrative Authority.  The Committee, in its sole discretion, may delegate to officers of the Company (or an Affiliate) all or any portion of the power and authority granted to it hereunder subject to such limitations, restrictions and conditions as the
Committee may provide.  When acting in accordance with such delegation (whether made orally or in writing), such persons shall be deemed to possess the power and authority granted to the
Committee hereunder.

         11.4     Expenses.  Any cost or expense of administering the Plan shall be paid by the
Company and/or participating Affiliates.

         11.5     Exemption from Liability; Indemnification.  The members of the Committee and the persons acting on behalf of the Committee shall be free from liability for their acts, omissions, and conduct in the administration of the Plan, except for those acts, omissions and conduct resulting from willful misconduct or lack of good faith.

         The Company shall indemnify each member of the Committee, the persons acting on behalf of the Committee and any other employee, officer or director of the Company or its Affiliates against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct.  Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage.  The foregoing right shall be in addition to any other rights to which such person may be entitled to as a matter of law.

ARTICLE XII
PARTICIPANTS' RIGHTS

         12.1     Spendthrift Provision.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber any amount payable hereunder.  No amount payable under this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony or separate maintenance owed by a Participant or any other person.  No amount payable under this Plan shall be transferable by operation of law in the event of a Participant's or other person's bankruptcy or insolvency.

         12.2     Claim for Benefits.  Each Participant or Beneficiary claiming any right under this
Plan must give written notification thereof to the Committee.  If a claim is denied, the denial shall be contained in a written notice stating the following:

         a.       The specific reason for the denial;

         b.       Specific reference to the Plan provision on which the denial is based;

         c.       Description of additional information necessary for the claimant to present his or her claim, if any, and an explanation of why such material is necessary; and

         d.       An explanation of the Plan's claim review procedure.

The claimant will have 60 days to request a review of any denial by the Committee. The request for review must be in writing and delivered to the Committee, which will then provide a full and fair review. The claimant may review pertinent documents and may submit issues and comments in writing. The decision by the Committee with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall include specific reasons and refer to the specific
Plan provisions on which it is based.

         12.3     Obligation for Benefit Payments.  Notwithstanding any provision of this Plan to the contrary, the payment of benefits under this Plan shall remain the obligation of the Company or any such Affiliate.  In the event the Company designates a third-party as the payor of the benefits and the assets of such third-party are insufficient to meet the payment obligations of the Company or an Affiliate, the Company or such Affiliate shall remain responsible for such deficiency.

         12.4     Tax Reporting.  The Company or an Affiliate or any third-party payor shall report, and if necessary, withhold from the payment benefits hereunder any amount required to be withheld under applicable Federal or state tax laws.

ARTICLE XIII
MISCELLANEOUS

         13.1     Termination of Plan.  The Board of Directors shall have the right, at any time, to terminate this Plan.  The Board shall provide written notice of such termination to each Participant hereunder.  In the event of any such termination, the deferral of Fees hereunder shall immediately cease.  During the 30-day period immediately following receipt of such notice, each Participant shall be entitled to elect a distribution of all or a portion of the amount then credited to his or her Deferred
Benefit Account in the form of an immediate single-sum payment.  In the event a Participant elects a single-sum payment hereunder, the value of his or her Deferred Benefit Account shall be reduced by the amount of the payment and an additional amount equal to 10% of the amount of such payment.

         13.2     Amendment and Modification.  The Board of Directors of the Company may amend this Plan, in its discretion; provided, however, that any amendment adversely affecting amounts then credited to a Participant's Deferred Benefit Account hereunder shall be approved by each affected
Participant (or his or her Beneficiary).

         Notwithstanding the foregoing, however, the consent of any Participant or Beneficiary shall not be required if the Board of Directors reasonably determines that an amendment is necessary to ensure that amounts credited to a Participant’s Deferred Benefit Account is not subject to federal income taxation until withdrawn or distributed or to ensure that the Plan is deemed to be unfunded within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

         13.3     Funding.  The Company may, in its discretion, establish a trust in connection with this Plan.  Each year during the continuance of this Plan, the Committee may designate amounts or property to be added to the trust on behalf of the Company or an Affiliate.  The property comprising the assets of such trust, including any insurance policy on the life of a Participant purchased by such trust or contributed to such trust by the Company or an Affiliate, shall at all times remain the property of such trust.  The trustee of such trust shall distribute the assets comprising such trust in accordance with the provisions and the trust agreement, all as instructed by the Committee, but in no event shall such trustee distribute the assets of such trust to or for the benefit of the Company or any Affiliate, except as provided in the trust agreement.

         No Participant or Beneficiary shall have the right to, or claim under or against, any insurance policy on the life of the Participant obtained by the Company or an Affiliate or any asset held in trust to help defray the cost incurred in providing benefits under this Plan.  Any such policy or other property shall be, and remain, a general, unpledged asset of the Company or an Affiliate or the trust, as the case may be.

         13.4     Inurement.  This Plan shall be binding upon and shall inure to the benefit of the
Company and each Participant hereto and their respective heirs, executors, administrators, successors and assigns.

         13.5     Governing Law.  This Plan is governed by the internal laws of the State of
Mississippi, in all respects, including matters of construction, validity and performance.

         THIS PLAN was approved by the Board of Directors of Hancock Holding Company on
December 14, 2000, to be effective as of January 1, 2001.

                                                               HANCOCK HOLDING COMPANY

                                                               By: _____________________________

                                                               Its: ____________________________

HANCOCK HOLDING COMPANY DIRECTORS DEFERRED COMPENSATION PLAN EXHIBIT A INITIAL PARTICIPATING AFFILIATES

        This Exhibit A is intended to form a part of the Hancock Holding Company Directors Deferred Compensation Plan and to be deemed incorporated therein by this reference. In accordance with Article IV of the Plan, the following Affiliates shall be deemed to be participating Affiliates in the Plan, without the necessity of further action:

1.      Hancock Bank

2.      Hancock Bank of Louisiana

3.      Bank of Wiggins

4.      Hancock Investment Services, Inc.

5.      Harrison Finance Company

6.      Hancock Insurance Agency

7.      Hancock Mortgage Corporation

                                     HANCOCK HOLDING COMPANY
                              DIRECTORS DEFERRED COMPENSATION PLAN

                                            EXHIBIT B
                                        INVESTMENT POLICY

This Exhibit B is intended to form a part of the Hancock Holding Company Directors Deferred Compensation
Plan and to be deemed incorporated therein by this reference.

        1.     Policy.  In accordance with Section 7.3 of the Plan, each Participant shall be permitted to provide investment specifications with respect to amounts credited to his or her
Deferred Benefit Account.

        2.     Investment Options.  Investment specifications shall relate to:

        a.     Units of the Hancock Horizon Treasury Securities Money Market Fund, or any
               successor thereto;

        b.     Units of the Hancock Horizon Strategic Income Bond Fund, or any successor thereto;

        c.     Units of the Hancock Horizon Growth and Income Fund, or any successor thereto;
               and

        d.     Common Stock Credits.

        3.     Instructions.  The following rules shall govern investment specifications hereunder:

        a.     Investment specifications shall be expressed in increments of 5%.

        b.     Investment specifications shall be separately stated with respect to prospective contributions and existing account balances.

        c.     Except as may be expressly provided in the Plan or as required to comply with applicable law, a Participant can modify his or her investment directions as of each Annual Valuation Date by delivery of written instructions to the Committee at least 10 days prior to such date.

        4.     Additional Policies and Procedures.  The Committee may establish additional investment policies and procedures or amend this policy, in its discretion, from time to time.